UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2013

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

951 Mariners Island Boulevard

San Mateo, California 94404

(Address of principal executive offices)(Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of Actuate Corporation was held on May 22, 2013.

(b)	The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1. Election of Directors: Our shareholders re-elected the following seven (7) directors to each serve a one-year term expiring on the date of the 2014 annual meeting of shareholders or until his successor has been duly chosen and qualified.

	For	Withheld	Broker Non-Votes
Peter I. Cittadini	33,287,867	781,569	7,286,337
Kenneth E. Marshall	33,292,774	776,662	7,286,337
Nicolas C. Nierenberg	33,280.360	789,076	7,286,337
Raymond L. Ocampo Jr.	33,690,643	378,793	7,286,337
Arthur C. Patterson	33,293,267	776,169	7,286,337
Steven D. Whiteman	33,288,488	780,948	7,286,337
Timothy B. Yeaton	33,764,119	305,317	7,286,337

2. Ratification of Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of Grant Thornton, LLP as our independent auditors for the year ended December 31, 2013.

For	Against	Abstain
41,023,911	143,980	187,882

3. Advisory Vote on Executive Compensation Matters (Say on Pay): Our shareholders approved the say on pay proposal.

For	Against	Abstain	Broker Non-Votes
33,619,361	326,296	123,779	7,286,337

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation

Date: May 24, 2013	By:	/s/ Peter I. Cittadini
	Name:	Peter I. Cittadini
	Title:	President and Chief Executive Officer